UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2017

UBI BLOCKCHAIN INTERNET, LTD.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-54236

Delaware	27-3349143
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

SmartSpace 3F, Level 9, Unit 908, 100 Cyberport Rd., Hong Kong, People’s Republic of China
(Address of principal executive offices)	(Zip Code)

(212) 372-8836

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

The Board of Directors of UBI Blockchain Internet LTD, (“the Company” or “the Registrant”), by unanimous written consent approved the issuance of 82,000 unregistered restricted Class A common stock.

We agreed to issue 82,000 shares of our unregistered restricted Class A common stock, with piggyback registration rights in exchange for legal services from the Law Firm of T. J. Jesky. The shares were issued by Empire Stock Transfer, our authorized stock transfer agent, on October 2, 2017 as follows: i) 33,000 shares to T. J. Jesky, Esq.; ii) 39,000 shares to Mark DeStefano, Business Affairs Manager for the law firm; iii) 5,000 shares to John P. O’Shea; a business consultant for the law firm and iv) 5,000 shares to Jennifer L. O’Shea, a business consultant for the law firm.

Before the four individual shareholders received their unregistered restricted securities, they were known to us and our management, through pre-existing business relationships. We did not engage in any form of general solicitation or general advertising in connection with this transaction. The four individual shareholders were provided access to all material information, which they requested and all information necessary to verify such information and was afforded access to our management in connection with this transaction. The shares of common stock issued contained a legend restricting transferability absent registration or applicable exemption.

We relied upon Section 4(2) of the Securities Act for the offer and sale. We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UBI Blockchain Internet, Ltd.

Date: October 5, 2017

By:	/s/ Cheung Chan
Name:	Cheung Chan
Title:	Chief Financial Officer